SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission	(IRS Employer
File Number)	Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 9.01: Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7
EXHIBIT 10.8

ITEM 1.01: Entry into a Material Definitive Agreement.

     The Covad Communications Group, Inc. Executive Severance Plan (the “Plan”) was initially adopted in 2003 and was scheduled to expire on December 31, 2004. In anticipation of the Plan’s expiration, the Company’s Compensation Committee retained a leading human resources consultant to provide it with an analysis of compensation and severance programs for similar companies and make recommendations based upon this analysis. Based on the consultant’s recommendation, on October 1, 2004, the Compensation Committee extended the Plan until December 31, 2007. The amended plan continues to provide that upon termination of service covered executives will generally receive an amount equal to six months of their salary unless they are terminated for Cause (as defined in the Plan) or Uncorrected Performance Deficiencies (as defined in the Plan). Based on the consultant’s recommendations and analysis, the Compensation Committee also approved, and on October 4, 2004, the Company entered into, Change in Control Agreements with its executive officers that provide each covered executive with specific additional rights and additional benefits. Upon the termination of a covered executive’s employment under certain circumstances following a change in control, the executive will be entitled to receive special termination benefits, including a lump sum payment of one to three years base salary and bonus. The special termination benefits are generally payable if the Company terminates the executive without cause within either one year or two years following a change in control (depending on the covered executive’s position with the Company). The special benefits are also payable if the executive resigns as a result of certain actions taken by the Company (including a reduction in the executive’s compensation or responsibilities or a change in the executive’s job location) within either one year or two years following a change in control (depending on the covered executive’s position with the Company). The agreement with the Company’s chief executive officer further provides that special termination benefits are also payable upon voluntarily termination of employment for any reason during the 30-day period following the first anniversary of the date of the change in control.

     In addition, in certain circumstances where a payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive a payment on an after-tax basis equal to the excise tax imposed.

     The foregoing summaries of the plan and agreements are not intended to be a complete description of all of the terms thereof. For further information regarding the plan and agreements please see the copies of each of these items, which are included as exhibits to this report and incorporated herein by reference.

ITEM 9.01: Financial Statements and Exhibits

     (c) Exhibits

10.1	Covad Communications Group, Inc. Executive Severance Plan

10.2	Change in Control Agreement between Covad Communications Group, Inc. and Charles E. Hoffman

10.3	Change in Control Agreement between Covad Communications Group, Inc. and Patrick J. Bennett

10.4	Change in Control Agreement between Covad Communications Group, Inc. and P. Michael Hanley

10.5	Change in Control Agreement between Covad Communications Group, Inc. and James A. Kirkland

10.6	Change in Control Agreement between Covad Communications Group, Inc. and Andrew Lockwood

10.7	Change in Control Agreement between Covad Communications Group, Inc. and David McMorrow

10.8	Change in Control Agreement between Covad Communications Group, Inc. and Mark A. Richman

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004

By:	/s/	Douglas Carlen

Douglas Carlen
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Covad Communications Group, Inc. Executive Severance Plan

10.2	Change in Control Agreement between Covad Communications Group, Inc. and Charles E. Hoffman

10.3	Change in Control Agreement between Covad Communications Group, Inc. and Patrick J. Bennett

10.4	Change in Control Agreement between Covad Communications Group, Inc. and P. Michael Hanley

10.5	Change in Control Agreement between Covad Communications Group, Inc. and James A. Kirkland

10.6	Change in Control Agreement between Covad Communications Group, Inc. and Andy Lockwood

10.7	Change in Control Agreement between Covad Communications Group, Inc. and David McMorrow

10.8	Change in Control Agreement between Covad Communications Group, Inc. and Mark A. Richman